Exhibit 10.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
AMENDED AND RESTATED QUALIFIED RETIREMENT EQUITY PROGRAM
(effective January 30, 2024)

    Fidelity National Information Services, Inc. (the “Company”) established the Qualified Retirement Equity Program (as may be amended or restated from time to time, the “Program”) effective January 1, 2021, as approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. The Program was amended and restated in its present form, as approved by the Compensation Committee, effective as of January 30, 2024 (the “Restatement Date”), which shall apply to the holders of Company equity awards granted by the Company on or after the Restatement Date and participants in the ESPP. The Program shall remain in effect, subject to the right of the Compensation Committee to amend or terminate the Program at any time pursuant to Section 7.1 hereof.
ARTICLE I
PURPOSE OF THE PROGRAM
1.1    PURPOSE. The Program is a benefit available to holders of Company equity awards and participants in the ESPP, who in each case, satisfy the requirements described herein, which generally provides for (i) continued vesting of certain unvested equity awards following a Qualified Full Retirement, (ii) pro-rata vesting of certain unvested equity awards following a Qualified Early Retirement, and (iii) continued receipt of the Company ESPP match under the ESPP following a Qualified Retirement for ESPP contributions made by the participant prior to the retirement date, in each case, subject to the terms and conditions specified herein (as applicable, the “Retirement Benefit”).
ARTICLE II
DEFINITIONS
2.1    EMPLOYEE. “Employee” means each person currently employed by an Employer.
2.2    EMPLOYER. “Employer” means the Company, a Subsidiary or a predecessor entity of the Company or its Subsidiary.
2.3    ESPP. “ESPP” means the Fidelity National Information Services, Inc. Employee Stock Purchase Plan.
2.4    PLAN. “Plan” means the Fidelity National Information Services, Inc. 2022 Omnibus Incentive Plan.

2.5     QUALIFIED RETIREMENT.1 “Qualified Retirement” means a Qualified Early Retirement or a Qualified Full Retirement, as applicable.
2.6    QUALIFIED EARLY RETIREMENT.1 “Qualified Early Retirement” means retirement by an Employee who has accumulated a minimum of 65 points based upon age plus years of service (1 point per year, measured in whole years) as determined upon the date of an Employee’s Notice of Retirement (as defined below); provided, that the minimum age for a Qualified Early Retirement is 55 years old and the minimum years of service for a Qualified Early Retirement is 5 years. Examples of eligible and ineligible scenarios for a Qualified Early Retirement are provided, for illustrative purposes only, in Exhibit A attached hereto.
2.7    QUALIFIED FULL RETIREMENT.1 “Qualified Full Retirement” means retirement by an Employee who has accumulated a minimum of 75 points based upon age plus years of service (1 point per year, measured in whole years) as determined upon the date of an Employee’s Notice of Retirement; provided, that the minimum age for a Qualified Full Retirement is 60 years old and the minimum years of service for a Qualified Full Retirement is 15 years. Examples of eligible and ineligible scenarios for a Qualified Full Retirement are provided, for illustrative purposes only, in Exhibit A attached hereto.
2.8    RESTRICTIVE COVENANTS. “Restrictive Covenants” means any confidentiality, non-competition, non-solicitation or similar covenants to which an Employee is subject under the applicable grant agreement.
2.9    SUBSIDIARY. “Subsidiary” has the meaning ascribed to such term in the Plan.
ARTICLE III
ELIGIBILITY, NOTICE AND RELEASE REQUIREMENT

3.1    ELIGIBILITY. To be eligible for the Retirement Benefit described herein an Employee must satisfy the applicable eligibility requirements of a Qualified Retirement at the time of Employee’s Notice of Retirement (defined below) and comply with the notice and release requirements described below.

3.2    NOTICE REQUIREMENT.

    (a) Employees satisfying the eligibility requirements for a Qualified Retirement will be required to provide advance written notice of their intent to retire (i) via submission on such formal notification form prescribed by the Company, as amended from time to time, in compliance with the instructions reflected on such form and (ii) by entering their intent to retire into the Company’s Human Resource Information System. A task will become available to the Employee shortly after their submission of the notification form (“Notice of Retirement”). The Notice of Retirement must include the Employee’s preferred retirement date. Employees must provide 6 months’ prior written Notice of Retirement before their proposed retirement date. Employees must satisfy the applicable eligibility requirements for a Qualified Retirement before providing a Notice of Retirement.
1 Reflects the definition of a Qualified Retirement (whether a Qualified Early Retirement or Qualified Full Retirement) for Employee participants located in the United States. Eligibility definitions for a Qualified Early Retirement or Qualified Full Retirement may vary for Employee participants located outside of the United States to comply with applicable law. Please consult The People Office for the applicable definition of a Qualified Early Retirement or Qualified Full Retirement for Employee participants located outside of the United States.

    (b) After reviewing an Employee’s Notice of Retirement, the Company will confirm or deny the Qualified Early Retirement or Qualified Full Retirement (as applicable) based upon the eligibility requirements described in this Program and provide the Employee with an approved retirement date, such date to be a date prior to or at the end of the relevant notice period specified in the Notice of Retirement, taking into account any contractual or statutory notice requirement but otherwise as determined at the absolute discretion of the Company. To the extent that the approved retirement date is prior to Employee’s preferred retirement date, Employee shall have no claim or right to salary or other compensation. During the notice period, the Company may implement changes to the Employee’s duties and responsibilities to facilitate transition of the Employee’s responsibilities. If mutually agreed to by the Employee and Company, an approved retirement date may be extended to a later date.

3.3    RELEASE. On or effective on the final day of Employee’s employment with an Employer, the Company may require that, as a condition to receiving the Retirement Benefit under this Program (other than due to Employee’s death), Employee shall have executed a release of all claims against the Company and its affiliates and related parties in such form as is reasonably required by the Company. The Company may also require a certificate of compliance with the Restricted Covenants before one or all post-employment vesting dates.

ARTICLE IV
ELIGIBILITY OF LONG-TERM EQUITY AWARDS, VESTING AND DIVIDENDS

4.1    ELIGIBILITY OF LONG-TERM EQUITY AWARDS. All long-term equity awards granted under the Plan are eligible for the Retirement Benefit, unless specifically excluded in a grant agreement; provided, however, to be eligible for the Retirement Benefit under a Qualified Full Retirement, an equity award must be outstanding for a period of at least nine (9) months as of Employee’s eligible Qualified Full Retirement date specified in the Notice of Retirement (regardless of whether the Company specifies an earlier approved retirement date) before it is eligible for the Retirement Benefit under a Qualified Full Retirement (such eligible equity awards pursuant to this Section 4.1, the “Eligible Equity Awards”). If Employee gives a proper Notice of Retirement for a Qualified Full Retirement and the Company specifies an earlier approved retirement date inside of the required nine (9) month period, such affected equity award will not be cancelled and will continue to be treated as an Eligible Equity Award.

4.2    VESTING OF ELIGIBLE EQUITY AWARDS.

(a)QUALIFIED FULL RETIREMENT. Following a Qualified Full Retirement, outstanding Eligible Equity Awards will continue to vest on the same terms as if the Employee had not retired, in accordance with the terms of the respective grant agreements (including the achievement of any stated performance metrics for a given performance measurement period) notwithstanding the Employee’s termination of employment prior to the applicable vesting dates, subject to and contingent upon Employee’s continued compliance with the Restrictive Covenants in the respective grant agreements. All unvested equity awards held by the Employee will terminate and be forfeited for no consideration upon any failure by the Employee to comply with the Restrictive Covenants, as determined by the Compensation Committee.

(i)RESTRICTED STOCK AND RESRICTED STOCK UNIT AWARDS. The Company shares underlying the restricted stock or restricted stock unit awards will be released from any transfer or other restrictions and/or distributed in accordance with the original vesting or payment dates (as applicable) reflected in the respective grant agreements, subject to applicable tax withholdings (satisfied through the deduction of vested shares).
(ii)PERFORMANCE STOCK AND PERFORMANCE STOCK UNIT AWARDS. The Company shares underlying the performance stock or performance stock unit awards will be released from any transfer or other restrictions and/or distributed in accordance with the original vesting or payment dates (as applicable) and in amounts meeting the performance metrics reflected in the respective grant agreements, subject to applicable tax withholdings (satisfied through the deduction of vested shares).
(iii)STOCK OPTIONS. Unvested stock options will vest upon the dates set forth in the respective grant agreements. Upon vesting, stock options will remain exercisable until the expiration date set forth in the respective grant agreements.

(b)QUALIFIED EARLY RETIREMENT. Following a Qualified Early Retirement, a “pro rata portion” of the Employee’s outstanding Eligible Equity Awards (as determined pursuant to Sections 4.2(b)(i) through 4.2(b)(iii) below) will vest in accordance with the terms of the respective grant agreements (including the achievement of any stated performance metrics for a given performance measurement period) notwithstanding the Employee’s termination of employment prior to the applicable vesting date, subject to and contingent upon Employee’s continued compliance with the Restrictive Covenants in the respective grant agreements. Any portion of the Eligible Equity Awards that is not “pro rata portion” eligible for vesting hereunder will terminate and be forfeited for no consideration immediately upon the Employee’s termination of employment due to a Qualified Early Retirement. Further, all unvested equity awards held by the Employee will terminate and be forfeited for no consideration upon any failure by the Employee to comply with the Restrictive Covenants, as determined by the Compensation Committee.

(i)RESTRICTED STOCK AND RESRICTED STOCK UNIT AWARDS. Unless specifically provided otherwise in the applicable grant agreement, with respect to a restricted stock or restricted stock unit award, the “pro rata portion” eligible for vesting will be the portion of the award that is scheduled to vest on the next vesting date immediately following the date of the Employee’s termination of employment due to a Qualified Early Retirement (the “Early Retirement Date”), prorated based on the ratio of (x) the number of days that lapsed after the vesting date immediately prior to the Early Retirement Date (or, if the Early Retirement Date occurs prior to the first vesting date, after the grant date of the award) through the Early Retirement Date, divided by (y)  the total number of days in the applicable vesting period in which the Early Retirement Date occurs (e.g., the total number of days between the vesting date immediately prior to the Early Retirement Date (or, if none, the grant date of the award) and the next vesting date immediately following the Early Retirement Date). The Company shares underlying such “pro rata portion” of the restricted stock and restricted stock units will be released from any transfer or other restrictions and/or distributed in accordance with the original vesting or payment dates (as applicable)

reflected in the respective grant agreements, subject to applicable tax withholdings (satisfied through the deduction of vested shares).
(ii)PERFORMANCE STOCK AND PERFORMANCE STOCK UNIT AWARDS. Unless specifically provided otherwise in the applicable grant agreement, with respect to a performance stock or performance stock unit award, the “pro rata portion” eligible for vesting will be (i) the portion of the award (if any) earned based on the achievement of the applicable performance goals in respect of any performance measurement period(s) completed prior to the Early Retirement Date and (ii) the portion of the award eligible to be earned in respect of the performance measurement period in which the Early Retirement Date occurs (x) that is first prorated (using the target number of shares underlying such portion of the award) based on the ratio of (1) the number of days that lapsed from the start date of the applicable performance measurement period in which the Early Retirement Date occurs through the Early Retirement Date, divided by (2) the total number of days in the applicable performance measurement period in which the Early Retirement Date occurs (e.g., the total number of days in the relevant fiscal year if the relevant performance goals are measured for such one-year period, or the relevant fiscal years if the relevant performance goals are measured cumulatively over a period of multiple years), and (y) that is actually earned (for this purpose, using the prorated target number of shares determined pursuant to clause (x) as the target number of shares subject to the portion of the award for such performance measurement period) based on the achievement of the applicable performance goals in respect of such performance measurement period; provided, that, in each case of clauses (i) and (ii), the earned portion of award described therein will remain subject to any adjustments based on the performance goals, if any, that apply on a cumulative basis over a multi-year performance measurement period under the applicable grant agreement. The Company shares underlying such “pro rata portion” of the performance stock and performance stock units, to the extent earned and deemed to have satisfied the performance-based restrictions, will be released from any transfer or other restrictions and/or distributed in accordance with the original vesting or payment dates (as applicable) and in amounts determined based on the performance metrics reflected in the respective grant agreements, subject to applicable tax withholdings (satisfied through the deduction of vested shares).
(iii)STOCK OPTIONS. Unless specifically provided otherwise in the applicable grant agreement, with respect to a stock option award, the “pro rata portion” eligible for vesting will be the portion of the award that is scheduled to vest on the next vesting date immediately following the Early Retirement Date, prorated based on the ratio of (x) the number of days that lapsed after the vesting date immediately prior to the Early Retirement Date (or, if the Early Retirement Date occurs prior to the first vesting date, after the grant date of the award) through the Early Retirement Date, divided by (y) the total number of days in the applicable vesting period during which the Early Retirement Date occurs (e.g., the total number of days between the vesting date immediately prior to the Early Retirement Date (or, if none, the grant date of the award) and the next vesting date immediately following the Early Retirement Date). Upon vesting, stock options will remain exercisable until the expiration date set forth in the respective grant agreements.

4.3     DEATH OR DISABILITY. In the event of an Employee’s death or disability at any time following an Employee’s notice of intent to retire and confirmation by the Company that such retirement is a Qualified Retirement, then all Eligible Equity Awards shall be treated in accordance with the terms set forth in the respective grant agreements applicable to the Employee’s death or disability as defined in the respective grant agreements.

4.4     DIVIDENDS. Dividend equivalents will continue to accrue (i) under Eligible Equity Awards in accordance with the terms of the respective grant agreements, as if the equity holder had not retired, in the event of Employee’s Qualified Full Retirement and (ii) with respect to the pro rata portion of the Eligible Equity Awards eligible for vesting in the event of Employee’s Qualified Early Retirement.

ARTICLE V
EMPLOYEE STOCK PURCHASE PLAN TREATMENT

5.1     ESPP MATCHING CONTRIBUTIONS. Following a Qualified Retirement, the Company will continue to make matching contributions of Company stock in accordance with the terms of the ESPP until all Employee contributions made under the ESPP in the final twelve (12) month period of Employee’s employment with an Employer have been matched by the Company in accordance with the terms of the ESPP.

5.2     SALE OF COMMON STOCK UNDER THE ESPP. Shares of Company common stock purchased under the ESPP may be sold at any time after the Employee terminates employment with an Employer.

5.3     DEATH OR DISABILITY. In the event of an Employee’s death or disability at any time following an Employee’s notice of intent to retire and confirmation by the Company that such retirement is a Qualified Retirement, then the Company will continue to make matching contributions of Company stock under the ESPP in accordance with the terms of this Program and the ESPP.

ARTICLE VI
PROGRAM ADMINISTRATION

6.1     PROGRAM ADMINISTRATION.

(a)Authority to control and manage the operation and administration of the Program shall be vested in the Compensation Committee. The Compensation Committee shall have all powers necessary to supervise the administration of the Program and control its operations.
(b)In addition to any powers and authority conferred on the Compensation Committee elsewhere in the Program or by law, the Compensation Committee shall have the following powers and authority:
(i)To delegate the day to day administration of the Program to the Group Plans Committee (as defined below) or such other agent as determined by the Compensation Committee;
(ii)To administer, interpret, construe and apply the Program and to answer all questions that may arise or that may be raised under the Program by an Employee, their beneficiary or any other person whatsoever;

(iii)To apply the terms and conditions of the Program by requiring any Employee to enter into an enrollment form or subscription agreement that sets forth the terms and conditions of the Employee’s enrollment under the Program, the agreement, and any country-specific appendices thereto;
(iv)To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Program; and
(v)To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient for the operation of the Program.

    (c)    Any action taken in good faith by the Committee in the exercise of authority conferred upon it by the Program shall be conclusive and binding upon an Employee and their beneficiaries. All discretionary powers conferred upon the Committee shall be absolute.

    (d)    To the extent permitted by applicable law and the Program, the Committee may delegate its authority hereunder. To the extent any individual or group has been delegated duties or authority under the Program, such person or group shall be considered the Committee for purposes of the Program to the extent the individual or group is acting within the scope of the delegation.
6.2    LIMITATION ON LIABILITY. No member of the Board or Compensation Committee (or any other person or member of a group to which administrative authority or duties have been delegated, including members of the Fidelity National Information Services, Inc. Group Plans Committee (the “Group Plans Committee”) shall be subject to any liability with respect to his or her duties under this Program unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Compensation Committee (and each other person or member of a group to which administrative authority or duties have been delegated, including members of the Group Plans Committee) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s conduct in the performance of his or her duties under this Program. For the avoidance of doubt, this Section 6.2 shall not be interpreted as limiting protections provided under the indemnification provisions in the Fidelity National Information Services, Inc. 2022 Omnibus Incentive Plan.
ARTICLE VII
MISCELLANEOUS MATTERS

7.1    AMENDMENT AND TERMINATION. The Compensation Committee may amend, modify, or terminate the Program at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Employee without the consent of such Employee. The terms of the Program as amended and restated effective as of the Restatement Date shall not impact (i) the eligibility or terms of the equity awards granted by the Company prior to the Restatement Date or (ii) the rights of the Employees who satisfied the eligibility requirements under Section 3.1 and the notice requirements under Section 3.2, in each case, of the Program as in effect prior to the Restatement Date.

7.2    BENEFITS NOT ALIENABLE. Benefits under the Program may not be assigned or alienated, whether voluntarily or involuntarily, except as expressly permitted in the Program. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

7.3    NO ENLARGEMENT OF EMPLOYEE RIGHTS. The Program is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Program shall be deemed to give the right to any Employee to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time.
7.4    GOVERNING LAW. The Program shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Program to the substantive law of another jurisdiction.
7.5    SECTION 409A COMPLIANCE. To the extent applicable, it is intended that the Plan, this Program and any applicable grant agreements (including any Eligible Equity Awards agreements) comply with the requirements of Section 409A and the Plan, this Program and any applicable grant agreements shall be interpreted accordingly. All payments made under this Program or an applicable grant agreement shall be deemed separate payments for purposes of Section 409A. For purposes of any payment hereunder in respect of restricted stock units or performance stock units subject to Section 409A, references to the Employee’s termination of employment (or words of like import) shall mean the Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)). Notwithstanding anything in the Plan, this Program, an applicable grant agreement or any employment agreement by and between the Employee and Employer to the contrary, if the Employee is a “specified employee” under Section 409A, no payment hereunder that is subject to Section 409A shall be made as a result of a “separation from service” of the Employee until the earlier of (i) the first business day following the six-month anniversary of the Employee’s separation from service or (ii) the date of the Employee’s death. To the extent permitted by Treasury Regulation Section 1.409A-3(j)(4)(ix), payment in respect of the restricted stock units and performance stock units subject to Section 4009A may be accelerated in connection with a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) without the consent of the Employee.

Exhibit A
Illustrative Examples of Qualified Retirement
Below are examples of eligible and ineligible scenarios for a Qualified Early Retirement (*minimum age of 55, plus minimum years of service of 5 years, must total a minimum of 65 points) or a Qualified Full Retirement (*minimum age of 60, plus minimum years of service of 15 years, must total a minimum of 75r points):
• 55 years old + 10 years of service: 65 points – Eligible for Qualified Early Retirement, but ineligible for Qualified Full Retirement until 60th birthday and 15 years of service.
• 60 years old + 5 years of service: 65 points – Eligible for Qualified Early Retirement, but ineligible for Qualified Full Retirement until 75 points are reached.
• 60 years old + 2 years of service: 62 points – Ineligible for Qualified Early Retirement until 65 points reached and ineligible for Qualified Full Retirement until 75 points are reached.
• 65 years old + 2 years of service: 67 points – Ineligible for Qualified Early Retirement until 5 years of service and ineligible for Qualified Full Retirement until 15 years of service.
• 53 years old + 20 years of service: 73 points – Ineligible for Qualified Early Retirement until 55th birthday and ineligible for Qualified Full Retirement until 60th birthday.
• 60 years old + 15 years of service: 75 points – Eligible for Qualified Full Retirement.
• 55 years old + 25 years of service: 80 points – Eligible for Qualified Early Retirement, but ineligible for Qualified Full Retirement until 60th birthday.
• 65 years old + 10 years of service: 75 points – Eligible for Qualified Early Retirement, but ineligible for Qualified Full Retirement until 15 years of service.